UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2006

USA TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Pennsylvania	33-70992	23-2679963
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

610-989-0340
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS

On December 31, 2006, and as permitted under the terms thereof, USA Technologies, Inc. prepaid a total of $4,341,121 of Convertible Senior Notes. These Convertible Senior Notes consisted of all the $983,327 principal amount of outstanding 10% Convertible Senior Notes due June 30, 2007, all the $2,962,516 principal amount of outstanding 12% Convertible Senior Notes due December 31, 2007, and $395,278 principal amount of 12% Convertible Senior Notes due December 31, 2008.

As of January 1, 2007, the following approximate principal amounts of Convertible Senior Notes of USA remain outstanding: $1,700,000 due December 31, 2008; $320,000 due June 30, 2009; $1,520,000 due December 31, 2009; and $1,912,000 due December 31, 2010.

On January 1, 2007, and after the prepayment by USA of a total of $4,341,121 of the above-described Convertible Senior Notes, USA had a cash balance on hand of approximately $8,440,000. On January 1, 2007, USA had 9,237,183 shares of Common Stock issued and outstanding.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer

Dated: January 2, 2007

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